                        RECEIVABLES PURCHASE AGREEMENT
                                AND ASSIGNMENT


                                   between


                     ARCADIA RECEIVABLES FINANCE CORP. III
                                  Purchaser



                                     and



                            ARCADIA FINANCIAL LTD.
                                    Seller





                                 dated as of
                               October 17, 1997

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----

ARTICLE I     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    1
    SECTION 1.1    General. . . . . . . . . . . . . . . . . . . . . .    1
    SECTION 1.2    Specific Terms . . . . . . . . . . . . . . . . . .    1
    SECTION 1.3    Usage of Terms . . . . . . . . . . . . . . . . . .    3
    SECTION 1.4    Certain References . . . . . . . . . . . . . . . .    3
    SECTION 1.5    No Recourse. . . . . . . . . . . . . . . . . . . .    3
    SECTION 1.6    Effectiveness. . . . . . . . . . . . . . . . . . .    3

ARTICLE II    CONVEYANCE OF THE RECEIVABLES AND THE OTHER CONVEYED
              PROPERTY. . . . . . . . . . . . . . . . . . . . . . . .    4
    SECTION 2.1    Purchase Price . . . . . . . . . . . . . . . . . .    4
    SECTION 2.2    Conveyance of Receivables. . . . . . . . . . . . .    4
    SECTION 2.3    Delivery of Receivables File . . . . . . . . . . .    5

ARTICLE III   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . .    5
    SECTION 3.1    Representations and Warranties of Arcadia. . . . .    5
    SECTION 3.2    Representations and Warranties of ARFC III . . . .    7

ARTICLE IV    COVENANTS OF ARCADIA. . . . . . . . . . . . . . . . . .    9
    SECTION 4.1    Protection of Title of ARFC III. . . . . . . . . .    9
    SECTION 4.2    Other Liens or Interests . . . . . . . . . . . . .   10
    SECTION 4.3    Costs and Expenses; Fees . . . . . . . . . . . . .   11
    SECTION 4.4    Indemnification. . . . . . . . . . . . . . . . . .   11

ARTICLE V     REPURCHASES . . . . . . . . . . . . . . . . . . . . . .   13
    SECTION 5.1    Repurchase of Receivables Upon Breach of Warranty
                   or Covenant. . . . . . . . . . . . . . . . . . . .   13
    SECTION 5.2    Reassignment of Purchased Receivables. . . . . . .   13
    SECTION 5.3    Waivers. . . . . . . . . . . . . . . . . . . . . .   14

ARTICLE VI    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .   14
    SECTION 6.1    Liability of Arcadia . . . . . . . . . . . . . . .   14
    SECTION 6.2    Merger or Consolidation of Arcadia or ARFC III . .   14
    SECTION 6.3    Limitation on Liability of Arcadia and Others. . .   15
    SECTION 6.4    Amendment. . . . . . . . . . . . . . . . . . . . .   15
    SECTION 6.5    Notices. . . . . . . . . . . . . . . . . . . . . .   15
    SECTION 6.6    Merger and Integration . . . . . . . . . . . . . .   15
    SECTION 6.7    Severability of Provisions . . . . . . . . . . . .   15
    SECTION 6.8    Intention of the Parties . . . . . . . . . . . . .   16
    SECTION 6.9    Governing Law. . . . . . . . . . . . . . . . . . .   16
    SECTION 6.10   Counterparts . . . . . . . . . . . . . . . . . . .   16
    SECTION 6.11 Pledge of the Receivables and the Other Conveyed Property to the Collateral Agent on behalf of the
                   Investors. . . . . . . . . . . . . . . . . . . . .   16

                        RECEIVABLES PURCHASE AGREEMENT
                                AND ASSIGNMENT


    THIS RECEIVABLES PURCHASE AGREEMENT AND ASSIGNMENT, dated as of October 17, 1997, executed between ARCADIA RECEIVABLES FINANCE CORP. III, a Delaware corporation, as purchaser ("ARFC III"), and ARCADIA FINANCIAL LTD., a Minnesota corporation, as seller ("Arcadia").

                              W I T N E S S E T H:

    WHEREAS, ARFC III has agreed from time to time to purchase from Arcadia and Arcadia, pursuant to this Agreement, has agreed from time to time to sell and assign to ARFC III the Receivables and Other Conveyed Property;

    NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is acknowledged, ARFC III and Arcadia, intending to be legally bound, hereby agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

SECTION 1.1 GENERAL. The specific terms defined in this Article include the plural as well as the singular. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Receivables Funding and Servicing Agreement (defined below).

SECTION 1.2 SPECIFIC TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    "AGREEMENT" means this Receivables Purchase Agreement and Assignment and all amendments hereof and supplements hereto.

    "ARFC III" means Arcadia Receivables Finance Corp. III, a Delaware corporation.

    "ASSIGNMENT AGREEMENT" means, with respect to any Receivables and related Other Conveyed Property, the assignment agreement between Arcadia and ARFC III pursuant to which Arcadia sells and assigns such Receivables and related Other Conveyed Property to ARFC III, the form of which is attached hereto as Exhibit A.

    "EFFECTIVENESS DATE" has the meaning specified in SECTION 1.6 hereof.

    "OTHER CONVEYED PROPERTY" means, with respect to any Receivable, all monies at any time paid or payable on such Receivable or in respect thereof after the applicable Transfer Date (including amounts due on or before the applicable Transfer Date but received by ARFC III or Arcadia after such Transfer Date), an assignment of security interests of Arcadia in the related Financed Vehicle, the Insurance Policies and any proceeds from any Insurance Policies relating to such Receivable, the Obligors or the Financed Vehicle, including rebates of premiums, rights under any Collateral Insurance and any Force Placed Insurance relating to such Receivable, rights of Arcadia against Dealers with respect to such Receivable under the Dealer Agreements and the Dealer Assignments, all items contained in the related Receivable File, any and all other documents or electronic records that Arcadia keeps on file in accordance with its customary procedures relating to such Receivable, the Obligors or the Financed Vehicles, property (including the right to receive Recoveries) that secures such Receivable and that has been acquired by or on behalf of Arcadia pursuant to liquidation of such Receivable, and all proceeds of the foregoing.

    "PURCHASE AMOUNT" has the meaning specified in SECTION 5.1 hereof.

    "PURCHASE PRICE" has the meaning specified in Section 2.1 hereof.

    "RECEIVABLE" means a retail installment contract or promissory note and related security agreement for a new or used automobile or light truck (and all accessories thereto) that is originated or purchased by Arcadia, and all rights and obligations thereunder.

    "RECEIVABLES FUNDING AND SERVICING AGREEMENT" means the Receivables Funding and Servicing Agreement, dated as of October 17, 1997, executed and delivered by ARFC III, as Borrower, Arcadia, in its individual capacity, as Servicer and as Custodian, DLJ Mortgage Capital, Inc., individually and as Agent, the financial institutions set forth on the signature pages thereto and Norwest Bank Minnesota, National Association, as Backup Servicer and Collateral Agent.

    "REPURCHASE EVENT" means the occurrence of a breach of any of   Arcadia's
representations and warranties contained in SECTION 3.1(A) hereof or any other event which requires the repurchase of a Receivable by Arcadia under the Receivables Funding and Servicing Agreement.

    "SCHEDULE OF RECEIVABLES" means the schedule of all Receivables sold and transferred pursuant to each Assignment Agreement which is attached hereto as Schedule A, as such Schedule shall be supplemented from time to time (i) by each Schedule of Receivables with respect to each Assignment Agreement, which Schedules of Receivables shall be deemed incorporated and made a part of Schedule A hereto and (ii) to reflect the repurchase from ARFC III of (a) Warranty Receivables and (b) other Receivables purchased from ARFC III by Arcadia. With respect to an Assignment Agreement, "Schedule of Receivables" shall mean the Schedule attached to such Assignment Agreement as Exhibit A thereto.

    "SCHEDULE OF REPRESENTATIONS" means the Schedule of Representations and Warranties attached hereto as Schedule B.

    "TRANSACTION DOCUMENTS" means the Note, the Collateral Agent Agreement, the Receivables Funding and Servicing Agreement and the Lockbox Agreement. The Transaction Documents to be executed by any party are referred to herein as "SUCH PARTY'S TRANSACTION DOCUMENTS," "ITS TRANSACTION DOCUMENTS" or by a similar expression.

    "TRANSFER DATE" means any date on which Receivables and related Other Conveyed Property are sold and assigned to ARFC III pursuant to SECTION 2.2.

SECTION 1.3 USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Receivables Funding and Servicing Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

SECTION 1.4 CERTAIN REFERENCES. All references to the Principal Balance of a Receivable as of a Transfer Date shall refer to the close of business on such day, and as of the first day of a Settlement Period shall refer to the opening of business on such day. All references to the last day of a Settlement Period shall refer to the close of business on such day.

SECTION 1.5 NO RECOURSE. Without limiting the obligations of Arcadia hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Arcadia, or of any predecessor or successor of Arcadia.

SECTION 1.6 EFFECTIVENESS. The "Effectiveness Date" of this Agreement shall occur on the date on which the conditions set forth in this Agreement shall have been satisfied or waived by both parties to this Agreement.


                                  ARTICLE II

                        CONVEYANCE OF THE RECEIVABLES
                       AND THE OTHER CONVEYED PROPERTY

SECTION 2.1 PURCHASE PRICE. In consideration of the conveyance of the Receivables and the related Other Conveyed Property to ARFC III on each Transfer Date, ARFC III shall pay or cause to be paid to Arcadia an amount (the "PURCHASE PRICE") equal to the product of (x) the outstanding Principal Balance (as defined in the Receivables Funding and Servicing Agreement) of each Receivable and (y) 100%. Such amount shall be paid to Arcadia, by wire transfer of immediately available funds (a) on the date of such conveyance, in an amount equal to (i) with respect to Premier Receivables, 95%, (ii) with respect to Classic Receivables (other than Financial Repo Receivables) 93%, and (iii) with respect to Financial Repo Receivables, 85% and (b) upon the subsequent transfer by ARFC III of such Receivables for securitization or upon a Take-Out Securitization, in an amount equal to the remaining balance of the Purchase Price.

SECTION 2.2  CONVEYANCE OF RECEIVABLES.

    ()   Subject to the conditions set forth in paragraph (b) below, Arcadia, pursuant to the mutually agreed upon terms contained herein and pursuant to one or more Assignment Agreements, shall sell, transfer, assign and otherwise convey to ARFC III without recourse (but without limitation of its obligations in this Agreement or the Receivables Funding and Servicing Agreement), all of the right, title and interest of Arcadia, whether then existing or thereafter acquired, in and to the Receivables listed on the Schedule of Receivables and the related Other Conveyed Property. It is the intention of ARFC III and Arcadia that the transfers and assignments contemplated by this Agreement and each Assignment Agreement shall constitute a sale of the Receivables and the Other Conveyed Property from Arcadia to ARFC III, conveying good title thereto free and clear of any Liens, and the Receivables and Other Conveyed Property shall not be a part of Arcadia's estate in the event of the filing of a bankruptcy petition by or against Arcadia under any bankruptcy or similar law.

    ()   Arcadia shall transfer to ARFC III the Receivables and the related
Other Conveyed Property as described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Transfer Date:

    ()   Arcadia shall have delivered to ARFC III a duly executed Assignment
Agreement (including an acceptance by ARFC III), which shall include a Schedule of Receivables listing the Receivables being transferred on such Transfer Date, including the loan numbers thereof;

    ()   as of such Transfer Date, Arcadia shall not have been insolvent nor shall Arcadia have been rendered insolvent by such sale and assignment nor shall Arcadia be aware of any pending insolvency;

    ()   Arcadia shall have taken any action necessary or advisable to maintain the first priority perfected ownership interest of ARFC III in the Receivables and Other Conveyed Property;

    ()   no selection procedures adverse to the interests of ARFC III shall have been used by Arcadia or ARFC III in selecting the Receivables;

    ()   Arcadia shall have provided to ARFC III any information reasonably requested by ARFC III with respect to the Receivables;

    ()   each of the representations and warranties made by Arcadia pursuant to SECTION 3.1 shall be true and correct as of the related Transfer Date, and Arcadia shall have performed all obligations to be performed by it hereunder on or prior to such Transfer Date;

    ()   Arcadia shall, at its own expense, on or prior to the Transfer Date, indicate in its computer files that the Receivables identified in the Assignment Agreement have been sold to ARFC III pursuant to this Agreement and the related Assignment Agreement;

    ()   if Arcadia is not acting as a Custodian under the Receivables
Funding and Servicing Agreement, Arcadia shall have delivered the Receivable Files with respect to such Receivables to the Custodian.

    () Arcadia shall have delivered to the Agent an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

SECTION 2.3 DELIVERY OF RECEIVABLES FILE. In the event that at any time Arcadia is not acting as Custodian under the Receivables Financing and Servicing Agreement, Arcadia shall deliver or cause to be delivered to ARFC III within three Business Days after each Transfer Date a notice indicating transfer of the related Receivable Files to the Custodian.


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF ARCADIA. Arcadia hereby makes the following representations and warranties, on which ARFC III relies in purchasing the Receivables and the Other Conveyed Property. Such representations are made as of the Effectiveness Date and each Transfer Date, and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and under the Assignment Agreements and the pledge thereof by ARFC III to the Collateral Agent on behalf of the Investors under the Receivables Funding and Servicing Agreement. Arcadia and ARFC III agree that ARFC III will pledge to the Collateral Agent for the benefit of the Investors all of ARFC III's rights under this Agreement and that the Collateral Agent on behalf of the Investors will, to the extent provided in the Transaction Documents, thereafter be entitled to enforce this Agreement against Arcadia.

    () SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations are true and correct.

    () ORGANIZATION AND GOOD STANDING. Arcadia has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to ARFC III.

    () DUE QUALIFICATION. Arcadia is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

    () POWER AND AUTHORITY. Arcadia has the power and authority to execute and deliver this Agreement, each Assignment Agreement and its Transaction Documents and to carry out its terms and their terms, respectively; Arcadia has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with ARFC III under each Assignment Agreement and has duly authorized such sale and assignment to ARFC III by all necessary corporate action; and the execution, delivery and performance of this Agreement, each Assignment Agreement and Arcadia's Transaction Documents have been duly authorized by Arcadia by all necessary corporate action.

    () VALID SALE; BINDING OBLIGATIONS. This Agreement, each Assignment Agreement and Arcadia's Transaction Documents have been duly executed and delivered, shall effect a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against Arcadia and creditors of and purchasers from Arcadia; and this Agreement, each Assignment Agreement and Arcadia's Transaction Documents constitute legal, valid and binding obligations of Arcadia enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

    () NO VIOLATION. The consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Transaction Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or bylaws of Arcadia, or any indenture, agreement, mortgage, deed of trust or other instrument to which Arcadia is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, each Assignment Agreement and the Receivables Funding and Servicing Agreement, or violate any law, order, rule or regulation applicable to Arcadia of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Arcadia or any of its properties.

    () NO PROCEEDINGS. There are no proceedings or investigations pending or, to, Arcadia's knowledge, threatened against Arcadia, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over Arcadia or its properties (i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Transaction Documents, (ii) seeking any determination or ruling that might materially and adversely affect the performance by Arcadia of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Transaction Documents or (iii) seeking to affect adversely the federal income tax or other federal, state or local tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder, under any Assignment Agreement or under the Receivables Funding and Servicing Agreement.

    () NO TERMINATION EVENTS. No default hereunder or Servicer Termination Event shall have occurred and be continuing.

    () CHIEF EXECUTIVE OFFICE. The chief executive office of Arcadia is located at 7825 Washington Avenue South, Suite 500, Minneapolis, MN 55439-2435.

SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF ARFC III. ARFC III hereby makes the following representations and warranties, on which Arcadia relies in selling, assigning, transferring and conveying the Receivables and the Other Conveyed Property to ARFC III under this Agreement and each Assignment Agreement. Such representations are made as of the Effectiveness Date and each Transfer Date, and shall survive the sale, transfer and assignment of the Receivables and the Other Conveyed Property hereunder and under each Assignment Agreement and the pledge thereof by ARFC III to the Collateral Agent for the benefit of the Investors under the Receivables Funding and Servicing Agreement.

    () ORGANIZATION AND GOOD STANDING. ARFC III has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Receivables and the Other Conveyed Property and to pledge the Receivables and the Other Conveyed Property to the Collateral Agent for the benefit of the Investors pursuant to the Receivables Funding and Servicing Agreement.

    () DUE QUALIFICATION. ARFC III is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect (i) ARFC III's ability to acquire the Receivables or the Other Conveyed Property, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property or (iii) ARFC III's ability to perform its obligations hereunder, under any Assignment Agreement and under its Transaction Documents.

    () POWER AND AUTHORITY. ARFC III has the power, authority and legal right to execute and deliver this Agreement, each Assignment Agreement and its Transaction Documents and to carry out the terms hereof and thereof and to acquire the Receivables and the Other Conveyed Property hereunder and under each Assignment Agreement; and the execution, delivery and performance of this Agreement, each Assignment Agreement and its Transaction Documents and all of the documents required pursuant hereto or thereto have been duly authorized by ARFC III by all necessary action.

    () NO CONSENT REQUIRED. ARFC III is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, each Assignment Agreement and the Transaction Documents, except for such as have been obtained, effected or made.

    () BINDING OBLIGATION. This Agreement, each Assignment Agreement and each of its Transaction Documents constitutes a legal, valid and binding obligation of ARFC III, enforceable against ARFC III in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

    () NO VIOLATION. The execution, delivery and performance by ARFC III of this Agreement and each Assignment Agreement, the consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the Transaction Documents and the fulfillment of the terms of this Agreement, each Assignment Agreement and the Transaction Documents do not and will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under the certificate of incorporation or bylaws of ARFC III, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which ARFC III is a party or by which ARFC III is bound or to which any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than the Receivables Funding and Servicing Agreement), or violate any law, order, rule or regulation, applicable to ARFC III or its properties, of any federal or state regulatory body or any court, administrative agency, or other governmental instrumentality having jurisdiction over ARFC III or any of its properties.

    () NO PROCEEDINGS. There are no proceedings or investigations pending, or, to the knowledge of ARFC III, threatened against ARFC III, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over ARFC III or its properties: (i) asserting the invalidity of this Agreement, any Assignment Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Assignment Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by ARFC III of its obligations under, or the validity or enforceability of, this Agreement, any Assignment Agreement or any of the Transaction Documents or (iv) that may adversely affect the federal or state income tax attributes of, or seeking to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Receivables and the Other Conveyed Property hereunder or under any Assignment Agreement or the pledge of the Receivables and the Other Conveyed Property to the Collateral Agent on behalf of the Investors pursuant to the Receivables Funding and Servicing Agreement. In the event of any breach of a representation and warranty made by ARFC III hereunder, Arcadia and ARFC III agree that damages will not be an adequate remedy for such breach and that this covenant may be specifically enforced by ARFC III or by the Collateral Agent on behalf of the Investors.


                                   ARTICLE IV

                              COVENANTS OF ARCADIA

SECTION 4.1  PROTECTION OF TITLE OF ARFC III.

    () At or prior to the Closing Date, Arcadia shall have filed or caused to be filed a UCC-1 financing statement, executed by Arcadia as seller or debtor, naming ARFC III as purchaser or secured party and describing the Receivables and the Other Conveyed Property, with respect to this Agreement and each Assignment Agreement, being sold by it to ARFC III as collateral, with the office of the Secretary of State of the State of Minnesota and in such other locations as ARFC III shall have required. From time to time thereafter, Arcadia shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of ARFC III under this Agreement and each Assignment Agreement and of the Collateral Agent under the Receivables Funding and Servicing Agreement in the Receivables and the Other Conveyed Property and in the proceeds thereof. Arcadia shall deliver (or cause to be delivered) to ARFC III, the Agent and the Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that Arcadia fails to perform its obligations under this subsection, ARFC III may do so at the expense of Arcadia.

    () Arcadia shall not change its name, identity, or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by Arcadia (or by ARFC III, the Agent or the Collateral Agent on behalf of Arcadia) in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given ARFC III, the Agent and the Collateral Agent at least 60 days' prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

    () Arcadia shall give ARFC III, the Agent and the Collateral Agent at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Arcadia shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

    () Arcadia shall maintain its computer systems so that, from and after the time of sale under this Agreement and under any Assignment Agreement of the Receivables to ARFC III, and the pledge of the Receivables by ARFC III to the Collateral Agent for the benefit of the Investors, Arcadia's master computer records (including archives) that shall refer to a Receivable indicate clearly that such Receivable has been sold to ARFC III and has been pledged by ARFC III to the Collateral Agent on behalf of the Investors. Indication of the Collateral Agent's security interest in the Receivable shall be deleted from or modified on Arcadia's computer systems when, and only when, the Receivable shall become a Pledged Receivable, shall have been paid in full or shall otherwise have been released from such security interest pursuant to the Transaction Documents. Arcadia shall indicate in its consolidated financial statements that Receivables have been sold to ARFC III and are not available to the creditors of Arcadia.

    () If at any time Arcadia shall propose to sell, grant a security interest in, or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, Arcadia shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold to ARFC III and is subject to a security interest in favor of the Collateral Agent for the benefit of the Investors.

SECTION 4.2 OTHER LIENS OR INTERESTS. Except for the conveyances under any Assignment Agreement, Arcadia will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Receivables or the Other Conveyed Property, or any interest therein, and Arcadia shall defend the right, title and interest of ARFC III and the Collateral Agent on behalf of the Investors in and to the Receivables and the Other Conveyed Property against all claims of third parties claiming through or under Arcadia.

SECTION 4.3     COSTS AND EXPENSES; FEES.

    () Arcadia shall pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under each Assignment Agreement and its Transaction Documents.

    () In consideration of ARFC III's purchase of Receivables (and the related Other Conveyed Property) from time to time hereunder, Arcadia hereby agrees to pay to ARFC III the amount of any fees payable by ARFC III pursuant to the Fee Letter in respect of the unused portion of the Facility.

SECTION 4.4     INDEMNIFICATION.

    () Arcadia shall defend, indemnify and hold harmless ARFC III, each Investor, the Agent, the Collateral Agent and the Backup Servicer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of Arcadia's representations and warranties contained herein.

    () Arcadia shall defend, indemnify and hold harmless ARFC III, each Investor, the Agent, the Collateral Agent and the Backup Servicer from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership or operation by Arcadia or any affiliate thereof of a Financed Vehicle.

    () Arcadia shall defend, indemnify and hold harmless ARFC III, each Investor, the Agent, the Collateral Agent and the Backup Servicer against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from any action taken, or failed to be taken, by it in respect of any portion of the Receivables and the Other Conveyed Property transferred hereunder other than in accordance with this Agreement or the Receivables Funding and Servicing Agreement.

    () Arcadia agrees to pay, and shall defend, indemnify and hold harmless ARFC III, each Investor, the Agent, the Collateral Agent and the Backup Servicer from and against any taxes that may at any time be asserted against ARFC III, each Investor, the Agent, the Collateral Agent or the Backup Servicer with respect to the transactions contemplated in this Agreement or in any Assignment Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, any sale, transfer and assignment of the Receivables and the Other Conveyed Property to ARFC III, or asserted with respect to ownership of the Receivables and Other Conveyed Property which shall be indemnified by Arcadia pursuant to clause (e) below, or federal, state or other income taxes, arising out of distributions on the Note or transfer taxes arising in connection with the transfer of the Note) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Arcadia under this Agreement or under any Assignment Agreement or imposed against such Persons.

    () Arcadia agrees to pay, and to indemnify, defend and hold harmless ARFC III, each Investor, the Agent, the Collateral Agent and the Backup Servicer from, any taxes which may at any time be asserted against such Persons with respect to, and as of the date of, the conveyance or ownership of any Receivables or the Other Conveyed Property hereunder or under each Assignment Agreement and the pledge of such Receivables and Other Conveyed Property under the Receivables Funding and Servicing Agreement, including, without limitation, any sales, gross receipts, personal property, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes, arising out of the transactions contemplated hereby or transfer taxes arising in connection with the transfer of Note) and costs and expenses in defending against the same, arising by reason of the acts to be performed by Arcadia under this Agreement or under any Assignment Agreement or imposed against such Persons.

    () Arcadia shall defend, indemnify, and hold harmless ARFC III, each Investor, the Agent, the Collateral Agent and the Backup Servicer from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon ARFC III, any Investor, the Agent, the Collateral Agent or the Backup Servicer through the negligence, willful misfeasance, or bad faith of Arcadia in the performance of its duties under this Agreement or under any Assignment Agreement or by reason of reckless disregard of Arcadia's obligations and duties under this Agreement or under any Assignment Agreement.

    () Arcadia shall indemnify, defend and hold harmless ARFC III, each Investor, the Agent, the Collateral Agent and the Backup Servicer from and against any loss, liability or expense imposed upon, or incurred by, ARFC III, each Investor, the Agent, the Collateral Agent or the Backup Servicer as a result of the failure of any Receivable, or the sale of the related Financed Vehicle, to comply with all requirements of applicable law.

    () Arcadia shall defend, indemnify, and hold harmless ARFC III and its assignees from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of Arcadia's duties as Servicer under the Receivables Funding and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of ARFC III.

    Indemnification under this SECTION 4.4 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations hereunder shall be in addition to any obligation that Arcadia may otherwise have.


                                   ARTICLE V

                                  REPURCHASES

SECTION 5.1 REPURCHASE OF RECEIVABLES UPON BREACH OF WARRANTY OR COVENANT. Upon the occurrence of a Repurchase Event, Arcadia shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from ARFC III by the last day of the first full calendar month following discovery or notice to Arcadia of such breach, and Arcadia shall pay the sum of the outstanding principal amount of such Receivable plus accrued interest thereon in each case as of the date of repurchase (the "PURCHASE AMOUNT"). It is understood and agreed that, except as set forth in
SECTION 6.1, the obligation of Arcadia to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against Arcadia for such breach available to ARFC III, the Investors the Agent, the Collateral Agent and the Backup Servicer. The provisions of this SECTION 5.1 are intended to grant the Collateral Agent, for the benefit of the Investors, a direct right against Arcadia to demand performance hereunder, and in connection therewith, Arcadia waives any requirement of prior demand against ARFC III with respect to such repurchase obligation. Any such purchase shall take place in the manner specified in Section 8.7 of the Receivables Funding and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Receivables Funding and Servicing Agreement to the contrary, the obligation of Arcadia under this Section shall not terminate upon a termination of Arcadia as Servicer under the Receivables Funding and Servicing Agreement and shall be performed in accordance with the terms hereof notwithstanding the failure of the Servicer or ARFC

III to perform any of their respective obligations with respect to such Receivable under the Receivables Funding and Servicing Agreement.

    In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by Arcadia, Arcadia shall indemnify the Collateral Agent on behalf of the Investors against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such Repurchase Events.

SECTION 5.2 REASSIGNMENT OF PURCHASED RECEIVABLES. Upon deposit in the Collection Account of the Purchase Amount of any Receivable repurchased by Arcadia under SECTION 5.1, ARFC III and the Collateral Agent on behalf of the Investors shall take such steps as may be reasonably requested by Arcadia in order to assign to Arcadia all of ARFC III's right, title and interest in and to such Receivable and all security and documents and all Other Conveyed Property conveyed to ARFC III directly relating thereto, and to release the Collateral Agent's security interest therein, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of ARFC III. Such assignment shall be a sale and assignment outright, and not for security.
If, following the reassignment of a Purchased Receivable, in any enforcement suit or legal proceeding, it is held that Arcadia may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, ARFC III shall, at the expense of Arcadia, take such steps as Arcadia deems reasonably necessary to enforce the Receivable, including bringing suit in ARFC III's name.

SECTION 5.3 WAIVERS. No failure or delay on the part of ARFC III, or the Collateral Agent on behalf of the Investors as assignee of ARFC III, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.


                                  ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1 LIABILITY OF ARCADIA. Arcadia shall be liable in accordance herewith only to the extent of the obligations in this Agreement or in any Assignment Agreement specifically undertaken by Arcadia and the representations and warranties of Arcadia.

SECTION 6.2 MERGER OR CONSOLIDATION OF ARCADIA OR ARFC III. Any corporation or other entity (i) into which Arcadia or ARFC III may be merged or consolidated, (ii) resulting from any merger or consolidation to which Arcadia or ARFC III is a party or (iii) succeeding to the business of Arcadia or ARFC III, in the case of ARFC III, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in ARFC III's certificate of incorporation, provided that in any of the foregoing cases such corporation shall execute an agreement of assumption to perform every obligation of Arcadia or ARFC III, as the case may be, under this Agreement and each Assignment Agreement and, whether or not such assumption agreement is executed, shall be the successor to Arcadia or ARFC III, as the case may be, hereunder and under each such Assignment Agreement (without relieving Arcadia or ARFC III of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement or each Assignment Agreement. Notwithstanding the foregoing, ARFC III shall not merge or consolidate with any other Person or permit any other Person to become the successor to ARFC III's business without the prior written consent of the Agent. Arcadia or ARFC III shall promptly inform the other party, the Agent, the Collateral Agent and the Backup Servicer of any such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to SECTIONS 3.1 and 3.2 of this Agreement, or similar representation or warranty made in any Assignment Agreement, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) Arcadia or ARFC III, as applicable, shall have delivered prompt written notice of such consolidation, merger or purchase and assumption to the Agent, the Collateral Agent and the Backup Servicer prior to the consummation of such transaction and shall have delivered to the Agent an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this SECTION 6.2 and that all conditions precedent, if any, provided for in this Agreement, or in each Assignment Agreement, relating to such transaction have been complied with, and (z) Arcadia or ARFC III, as applicable, shall have delivered to the Agent an Opinion of Counsel, stating that, in the opinion of such counsel, either
(A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Collateral Agent for the benefit of the Investors in the Receivables and Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

SECTION 6.3 LIMITATION ON LIABILITY OF ARCADIA AND OTHERS. Arcadia and any director, officer, employee or agent may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. Arcadia shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, any Assignment Agreement or its Transaction Documents and that in its opinion may involve it in any expense or liability.

SECTION 6.4     AMENDMENT.

    This Agreement and any Assignment Agreement may be amended by Arcadia and ARFC III, with the consent of the Agent.

SECTION 6.5 NOTICES. All demands, notices and communications to Arcadia or ARFC III hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of Arcadia, to Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435,
Attention: John A. Witham, or such other address as shall be designated by Arcadia in a written notice delivered to Arcadia and to the Agent, as applicable, or (b) in case of ARFC III, to Arcadia Receivables Finance Corp. II, 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, Attention: John A. Witham.

SECTION 6.6 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement, each Assignment Agreement and the Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, each Assignment Agreement and the Transaction Documents. Neither this Agreement nor any Assignment Agreement may be modified, amended, waived or supplemented except as provided herein.

SECTION 6.7 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, provisions or terms of this Agreement or any Assignment Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement or any Assignment Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any Assignment Agreement.

SECTION 6.8 INTENTION OF THE PARTIES. The execution and delivery of this Agreement shall constitute an acknowledgment by Arcadia and ARFC III that they intend that the assignments and transfers herein contemplated pursuant to each Assignment Agreement constitute a sale and assignment outright, and not for security, of the Receivables and the Other Conveyed Property, conveying good title thereto free and clear of any Liens, from Arcadia to ARFC III, and that the Receivables and the Other Conveyed Property shall not be a part of Arcadia's estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to, Arcadia. In the event that such conveyance is determined to be made as security for a loan made by ARFC III to Arcadia, the parties intend that Arcadia shall have granted (and Arcadia does hereby grant) to ARFC III a security interest in all of Arcadia's right, title and interest in and to the Receivables and the Other Conveyed Property conveyed pursuant to each Assignment Agreement and that this Agreement shall constitute a security agreement under applicable law.

SECTION 6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 6.10 COUNTERPARTS. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

SECTION 6.11 PLEDGE OF THE RECEIVABLES AND THE OTHER CONVEYED PROPERTY TO THE COLLATERAL AGENT ON BEHALF OF THE INVESTORS. Arcadia acknowledges that ARFC III intends, pursuant to the Receivables Funding and Servicing Agreement, to pledge and assign the Receivables and the Other Conveyed Property together with its rights under this Agreement to the Collateral Agent for the benefit of the Investors on the date hereof. Arcadia acknowledges and consents to such pledge and assignment and waives any further notice thereof and covenants and agrees that the representations and warranties of Arcadia contained in this Agreement and the rights of ARFC III hereunder are intended to benefit the Collateral Agent for the benefit of the Investors. In furtherance of the foregoing, Arcadia covenants and agrees to perform its duties and obligations hereunder, in accordance with the terms hereof for the benefit of the Collateral Agent for the benefit of the Investors and that, notwithstanding anything to the contrary in this Agreement, Arcadia shall be directly liable to the Collateral Agent for the benefit of the Investors (notwithstanding any failure by the Servicer, the Backup Servicer or ARFC III to perform its duties and obligations hereunder or under the Receivables Funding and Servicing Agreement) and that the Collateral Agent for the benefit of the Investors may enforce the duties and obligations of Arcadia under this Agreement against Arcadia.

                          [Signature Pages to Follow]

         IN WITNESS WHEREOF, the parties have caused this Receivables Purchase Agreement and Assignment to be duly executed by their respective officers as of the day and year first above written.

                                       ARCADIA RECEIVABLES FINANCE CORP. III,
                                           AS PURCHASER


                                       By:
                                           Name:
                                           Title:


                                       ARCADIA FINANCIAL LTD., AS SELLER


                                       By:
                                           Name:
                                           Title:





              [Signature page to Receivables Purchase Agreement]

                                   EXHIBIT A

                         FORM OF ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT, dated as of ___________ __, executed between ARCADIA RECEIVABLES FINANCE CORP. III, a Delaware corporation, as purchaser ("ARFC III"), and ARCADIA FINANCIAL LTD., a Minnesota corporation, as seller ("Arcadia").

                             W I T N E S S E T H:

         WHEREAS, ARFC III and Arcadia are parties to the Receivables Purchase Agreement and Assignment dated as of October 17, 1997 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "PURCHASE AGREEMENT"); and

         WHEREAS, pursuant to the Purchase Agreement, Arcadia wishes to convey Receivables and Other Conveyed Property (as each such term is defined in the Purchase Agreement) to ARFC III hereunder;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, ARFC III and Arcadia, intending to be legally bound, hereby agree as follows:

         1. DEFINITIONS. All terms defined in the Purchase Agreement (whether directly or by reference to other documents) and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

         "Transfer Date" shall mean, with respect to the Receivables and the related Other Conveyed Property being conveyed hereby, ____________________ __, ____.

         2. SCHEDULE OF RECEIVABLES. The Schedule of Receivables attached hereto as Exhibit A is a supplement to the Schedule of Receivables attached as Schedule A to the Purchase Agreement. The Receivables listed in the Schedule of Receivables constitute the Receivables to be conveyed pursuant to this Agreement on the Transfer Date.

         3. CONVEYANCE OF RECEIVABLES. Subject to the conditions specified in Section 2.2(b) of the Purchase Agreement and subject to the mutually agreed upon terms contained in the Purchase Agreement, Arcadia hereby sells, transfers, assigns and otherwise conveys to ARFC III without recourse (but without limitation of its obligations in the Purchase Agreement or the Receivables Funding and Servicing Agreement), all of the right, title and interest of Arcadia, whether now existing or hereafter acquired, in and to all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertified securities consisting of, arising from or relating to the Receivables listed on Schedule A hereto and the related Other Conveyed Property.

         4. INCORPORATION OF PURCHASE AGREEMENT. This Assignment Agreement is made pursuant to and in reliance upon the representations, warranties and agreements on the part of Arcadia and ARFC III contained in the Purchase Agreement and shall be governed in all respects by the Purchase Agreement.

         5. RATIFICATION OF PURCHASE AGREEMENT. As supplemented by this Agreement, the Purchase Agreement is in all respects ratified and confirmed and the Purchase Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         6. COUNTERPARTS. This Assignment Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         7. GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                       ARCADIA RECEIVABLES FINANCE CORP. III,
                                           AS PURCHASER


                                       By:______________________________
                                           Name:
                                           Title:


                                       ARCADIA FINANCIAL LTD.,
                                           AS SELLER



                                       By:______________________________
                                           Name:
                                           Title:

                                   SCHEDULE A

                             SCHEDULE OF RECEIVABLES

              [Deemed Incorporated from each Assignment Agreement]

                                   SCHEDULE B


                   REPRESENTATIONS AND WARRANTIES OF ARCADIA

         As of the date which any Receivable is sold to ARFC III, Arcadia represents and warrants the following as to each such Receivable:

              (a) the Receivable (i) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located, was fully and properly executed by the parties thereto, was purchased by Arcadia from such Dealer under an existing Dealer Agreement with Arcadia and was validly assigned by such Dealer to Arcadia, (ii) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, and (iii) is interest bearing, fully amortizing and provides for level monthly payments (PROVIDED that the payment in the first monthly period and the final monthly period of the life of the Receivable may be minimally different from the level monthly payment) which, if made when due, shall fully amortize the related Amount Financed over the original term;

              (b) the Receivable is a United States dollar obligation of an Obligor domiciled in the United States and was sold by the Dealer to Arcadia without any fraud or material misrepresentation on the part of such Dealer;

              (c) with respect to the Receivable, all requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Act, the Minnesota Motor Vehicle Retail Installment Sales Act and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and
         disclosure   laws), in respect of such Receivable, the sale of the
         Financed Vehicle related thereto and the sale of credit life and credit accident and health insurance and any extended service contracts, if any, in connection with such Receivable, have been complied with in all material respects;

              (d) the Receivable was originated in the United States of America and, at the time of origination, materially conformed to all requirements of the Dealer Underwriting Guidelines applicable to such Receivable;

              (e) the Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and
         (ii) as such Receivable may be modified by the application of the Soldiers' and Sailors' Act; and all parties to such Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby;

              (f) the Receivable is not an obligation due from the United States of America or any State or from any agency, department, subdivision or instrumentality thereof;

              (g) with respect to the Receivable, the information pertaining to such Receivable set forth in the applicable Schedule of Receivables has been produced from the Electronic Ledger and is true and correct in all material respects;

              (h) with respect to the Receivable, Arcadia will have caused the portions of the Electronic Ledger to be clearly and unambiguously marked to show that such Receivable is owned by ARFC III and is subject to the Lien of the Collateral Agent;

              (i) the Monthly Tape with respect to such Receivable made available by the Servicer to the Agent was complete and accurate in all respects as of the date delivered and includes a description of such Receivable;

              (j) the Receivable constitutes chattel paper within the meaning of the UCC;

              (k) the Receivable is evidenced by only one original executed copy;

              (l) a Receivable File with respect to the Receivable is in the possession of the Custodian at its office specified in the Receivables Funding and Servicing Agreement and such Receivable File contains (i) the fully executed original of such Receivable, (ii) a certificate of insurance, an application form for insurance signed by the related Obligor, or a signed representation letter from the Obligor named in such Receivable pursuant to which such Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, or copies thereof, or a documented verbal confirmation by an insurance agent for such Obligor of a policy number for an insurance policy for the Financed Vehicle, (iii) the original Lien Certificate or application therefor or a letter from the applicable Dealer agreeing unconditionally to repurchase the related Receivable if the certificate of title is not received by the Servicer within 180 days (provided that the Lien Certificate is delivered to the Custodian within 180 days), and (iv) a credit application signed by the Obligor, or a copy thereof; each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces; and all blanks on any form have been properly filled in and each form has otherwise been correctly prepared;

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

              (m) the Receivable has not been satisfied, subordinated or rescinded, and the Financed Vehicle securing such Receivable has not been released from the lien of such Receivable in whole or in part; no provisions of such Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File; and no Receivable has been modified as a result of application of the Soldiers' and Sailors' Act;

              (n) the Receivable was not originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement; with respect to such sale, transfer and assignment of such Receivable under this Agreement and any Assignment Agreement or the pledge of such Receivable under the Receivables Funding and Servicing Agreement, either (i) no consent of any Person is required or (ii) all required consents have been obtained;

              (o) the Receivable has not been sold, transferred, assigned or pledged by Arcadia to any Person other than ARFC III or by ARFC III to any Person other than the Collateral Agent. Arcadia was the sole owner of and had good and indefeasible title thereto, free and clear of any Lien immediately prior to the conveyance of such Receivable pursuant to this Agreement. ARFC III was the sole owner thereof and had good and indefeasible title thereto, free of any Lien immediately prior to the pledge of such Receivable to the Collateral Agent;

              (p) the Receivable has created, or will create when all required procedures are completed by the Servicer, a valid, binding and enforceable first priority perfected security interest in the related Financed Vehicle in favor of Arcadia as secured party, and such security interest is, or will be upon the completion of all required procedures by the Servicer, prior to all other liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, for any tax liens, mechanic's liens or that may arise after such Receivables is conveyed to ARFC III);

              (q) all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Investors, a first priority perfected lien on such Receivable and the proceeds thereof and the other Collateral related thereto have been made, taken or performed;

              (r) neither Arcadia nor ARFC III has done anything to convey any right to any Person that would result in such Person having a right to payments due under such Receivable or otherwise to impair the rights of the Collateral Agent in such Receivable or the proceeds thereof;

              (s) the Receivable is not assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to ARFC III with respect to such Receivable;

              (t) the Receivable is not subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to such Receivable;

              (u) there has been no default, breach, violation or event permitting acceleration under the terms of such Receivable (other than payment delinquencies of not more than 30 days) and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of such Receivable, and there has been no waiver of any of the foregoing except as otherwise permitted herein;

              (v) the related Financed Vehicle has not been repossessed from the related Obligor;

              (w) on the date such Receivable was conveyed to ARFC III, the related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (A) its maximum insurable value and (B) the Amount Financed, (ii) naming Arcadia as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and with respect to which the Obligor is required to maintain physical loss and damage insurance, naming Arcadia and its successors and assigns as additional insured parties, and such Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so unless otherwise prohibited by the law of the state in which the contract was entered into; and the related Financed Vehicle is not nor has previously been insured under a policy of Forced Placed Insurance;

              (x)  the following is true with respect to such Receivable:

                        () the Lien Certificate for the related Financed
              Vehicle shows, or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 180 days of the date such Receivable was conveyed to ARFC III and will show, Arcadia named as the original secured party under such Receivable and, accordingly, Arcadia will be the holder of a first priority security interest in such Financed Vehicle;

                        () if the Lien Certificate has not yet been returned
              from the Registrar of Titles, Arcadia has received written evidence from the related Dealer or the Obligor that such Lien Certificate showing Arcadia as first lienholder has been applied for;

                        () if the Receivable was originated in a state in
              which a filing or recording is required of the secured party to perfect a security interest in motor vehicles, such filings or recordings have been duly made to show Arcadia named as the original secured party under the related Receivable;

                        () Arcadia's security interest has been validly
              assigned by Arcadia to ARFC III pursuant to this Agreement and pledged by ARFC III to the Collateral Agent pursuant to the Receivables Funding and Servicing Agreement;

                        () immediately after the pledge thereof to the
              Collateral Agent, such Receivable will be secured by an enforceable and perfected first priority security interest in the related Financed Vehicle in favor of ARFC III, as assignee from Arcadia, which security interest is prior to all other liens upon any security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Finance Vehicle); and

                        () as of the date such Receivable was conveyed to
              ARFC III, there are no Liens or claims for taxes, work, labor or materials affecting the related Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable;

              (y) no selection procedures adverse to the Investors have been utilized in selecting the Receivable from all other similar Receivables originated by Arcadia;

              (z) that, as of the last day of the immediately preceding Settlement Period, if applicable, the Receivable is not a Delinquent Receivable and none of the Servicer, ARFC III, any Dealer or anyone acting on behalf of any of them has made any advance of funds in order to cause such Receivable not to be a Delinquent Receivable;

              (aa) such Receivable, when included in the Pledged Receivables, would not cause the Aggregate Outstanding Principal Balance of Pledged Receivables which are Financed Repo Receivables to exceed 5% of the Aggregate Outstanding Principal Balance of the Pledged Receivables;

              (bb) the Receivable has, on the related Advance Date, a remaining principal balance equal to or greater than $500.00;

              (cc) (i) the Receivable does not have an initial payment date more than three months subsequent to the related date of conveyance to ARFC III; (ii) the Receivable does not have a final scheduled payment date on or before the related Advance Date; (iii) after giving effect to the pledge of the Receivable to the Collateral Agent on such date, the Aggregate Principal Balances of Pledged Receivables with original maturities ranging from 73 to 84 months shall not exceed 7.5% of the Aggregate Outstanding Principal Balance of the Pledged Receivables on such date; and (iv) the Receivable, as of such date, (A) had an original maturity of at least three months but not more than 84 months, (B) had an original amount financed of at least $1,000 and not more than $77,000, (C) had an APR of at least 7.75% and not more than 27%, and (D) such Receivable, when included in the Pledged Receivables would not cause the weighted average APR of the Pledged Receivables to be reduced below 12%; and

              (dd) the related Obligor with respect to the Receivable, as of the related Advance Date, is required to make all Scheduled Payments to the Lockbox Bank.



                                    B-35